SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2008

International Wire Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-51043 (Commission File Number)	43-1705942 (I.R.S. Employer Identification No.)
12 Masonic Ave., Camden, NY (Address of Principal Executive Offices)		13316 (Zip Code)

Registrant’s telephone number, including area code: (315) 245-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2008, International Wire Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with Global Wire Ltd., Global Wire Inc., Montgomery Wire Corporation, Wyre Wynd Corporation and Negev Wire Trading Inc. (collectively, “Global Wire”) to acquire the U.S. assets and operations of Global Wire and certain assets of an affiliated company.

The Company will pay $28.6 million, subject to a working capital adjustment. The working capital adjustment is expected to result in an additional payment of approximately $3.0 million. The Company will also enter into a real property lease for a period of up to two years at Global Wire’s manufacturing facility in Jewett City, Connecticut, with an option to purchase the real property at any time during such period. Additionally, the Company will enter into a supply agreement with Global Wire pursuant to which Global Wire will continue to supply the Company with certain wire products manufactured in Israel for sale to the Company’s U.S. customers.

The closing of the transaction contemplated by the Purchase Agreement is subject to customary closing conditions.

The foregoing description of the transactions contemplated by the Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this report as Exhibit 2.1. A copy of the press release announcing the execution of the Purchase Agreement is filed with this report as Exhibit 99.1.

The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of the parties thereto.  The assertions embodied in such representations and warranties are qualified by information contained in the disclosure schedules that Global delivered in connection with signing the Purchase Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1

Asset Purchase Agreement, dated June 3, 2008, between International Wire Group, Inc., a Delaware corporation, Global Wire Inc., a Delaware corporation, Montgomery Wire Corporation, a Delaware corporation, Wyre Wynd Corporation, a Delaware corporation, Negev Wire Trading Inc., a Delaware corporation, and Global Wire Ltd., an Israeli corporation.

99.1	Press Release, dated June 4, 2008, announcing the execution of the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WIRE GROUP, INC.

Date: June 4, 2008	By:	/s/ Glenn J. Holler
Name: Glenn J. Holler
Title: Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

2.1

Asset Purchase Agreement, dated June 3, 2008, between International Wire Group, Inc., a Delaware corporation, Global Wire Inc., a Delaware corporation, Montgomery Wire Corporation, a Delaware corporation, Wyre Wynd Corporation, a Delaware corporation, Negev Wire Trading Inc., a Delaware corporation, and Global Wire Ltd., an Israeli corporation.

99.1	Press Release, dated June 4, 2008, announcing the execution of the Purchase Agreement.

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